STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                           PHSB FINANCIAL CORPORATION
                             1998 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _______ shares of Common Stock of PHSB Financial Corporation (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to _______ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 1998 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $_______ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option. This Option shall be exercisable in accordance with provisions of the Plan, provided the holder of such Option is an employee of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                 Percentage of
                                                                 Total Shares
                                                                 Awarded Which
                                                               Are Exercisable/
                                Date           Options          Non-forfeitable
                                ----           -------          ---------------

October 22, 1998 .........................       _____                20%
As of October 22, 1999....................       _____                40%
As of October 22, 2000....................       _____                60%
As of October 22, 2001....................       _____                80%
As of October 22, 2002....................       _____               100%

         Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant. Options shall be 100% vested and exercisable upon the death, disability or Retirement of the Optionee, or upon a Change in Control of the Company. Options shall become "non-incentive" options and remain exercisable for remaining term upon Retirement after not less than 10 years of service, if not exercised within 3 months of retirement.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                    (i) State the election to exercis the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                    (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                    (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Bank, of the right of such person or persons to exercise the Option; and

                    (iv) Be in writing and delivered i person or by certified mail to the Treasurer of the Bank.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Bank may require the person exercising this Option to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Dividend Equivalent Rights. The Stock Options represented by this Agreement shall include the right of the Optionee to receive payment of dividend equivalent rights. Such rights shall provide that upon a payment of a cash dividend on the Common Stock, the holder of such Options shall receive payment of cash in an amount equivalent to the cash dividend payable as if such Options had been exercised and such Common Stock held as of the dividend record date. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options represented by this Agreement, whether or not such Options are immediately exercisable.

         6. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                              PHSB Financial Corporation



Date of Grant:                                By:
                -----------------------            -----------------------------


Attest:



----------------------

[SEAL]

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                           PHSB FINANCIAL CORPORATION
                             1998 STOCK OPTION PLAN


                                                        -------------------
                                                              (Date)


PHSB Financial Corporation
744 Shenango Road
Beaver Falls, Pennsylvania  15010

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase _______ shares of Common Stock of PHSB Financial Corporation under and pursuant to a Stock Option Agreement dated _____________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                              $                 of cash or check
                               -------------
                                                of Common Stock
                               -------------
                              $                 Total
                               =============


         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  ---------------------------------------
         Address
                  ---------------------------------------
         Social Security Number
                                -------------------------


                                                   Very truly yours,



                                                   -----------------------------

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                           PHSB FINANCIAL CORPORATION
                             1998 STOCK OPTION PLAN
                             ----------------------

                                  FOR DIRECTORS

         STOCK OPTIONS for a total of _______ shares of Common Stock of PHSB Financial Corporation (the "Company"), which Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to _______ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 1998 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $_______ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option. This Option shall be exercisable in accordance with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Bank or the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                Percentage of
                                                                Total Shares
                                                                Awarded Which
                                                              Are Exercisable/
                                Date           Options         Non-forfeitable
                                ----           -------         ---------------

October 22, 1998...........................     _____               33 1/3%
As of October 22, 1999 ....................     _____               66 2/3%
As of October 22, 2000 ....................     _____              100%


         Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant. Options shall be 100% vested and exercisable upon the death, disability or Retirement of the Optionee, or upon a Change in Control of the Company.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                    (i) State the election to exercis the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                    (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Bank's counsel;

                    (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Bank, of the right of such person or persons to exercise the Option; and

                    (iv) Be in writing and delivered i person or by certified mail to the Treasurer of the Bank.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Bank may require the person exercising this Option to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Dividend Equivalent Rights. The Stock Options represented by this Agreement shall include the right of the Optionee to receive payment of dividend equivalent rights. Such rights shall provide that upon a payment of a cash dividend on the Common Stock, the holder of such Options shall receive payment of cash in an amount equivalent to the cash dividend payable as if such Options had been exercised and such Common Stock held as of the dividend record date. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options represented by this Agreement whether or not such Options are immediately exercisable.

         6. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.





                                               PHSB Financial Corporation



Date of Grant:                                 By:
                ---------------------               ----------------------------


Attest:



-------------------

[SEAL]

                    NON-INCENTIVE STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                           PHSB FINANCIAL CORPORATION
                             1998 STOCK OPTION PLAN


                                                       ------------------
                                                            (Date)


PHSB Financial Corporation
744 Shenango Road
Beaver Falls, Pennsylvania  15010

Dear Sir:

         The undersigned elects to exercise the Non-Incentive Stock Option to purchase _______ shares of Common Stock of PHSB Financial Corporation under and pursuant to a Stock Option Agreement dated _______________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                              $                 of cash or check
                               -------------
                                                of Common Stock
                               -------------
                              $                 Total
                               =============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  ---------------------------------------
         Address
                  ---------------------------------------
         Social Security Number
                                -------------------------


                                                   Very truly yours,



                                                   -----------------------------